UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2017

ACELRX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35068	41-2193603
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

351 Galveston Drive

Redwood City, CA 94063

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 216-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On July 19, 2017, AcelRx Pharmaceuticals, Inc. (the “Company”) announced that Raffi M. Asadorian, age 47, had been appointed by the Company’s Board of Directors to serve as Chief Financial Officer of the Company effective August 16, 2017 (the “Start Date”).

Before joining the Company, Mr. Asadorian served as the Chief Financial Officer of Amyris, Inc., a publicly traded commercial-stage biotechnology company, from January 2015 to January 2017, and as the Group Chief Financial Officer of Unilabs, a private equity-owned healthcare diagnostic company, from August 2009 to October 2014. Mr. Asadorian started his career at PricewaterhouseCoopers (“PwC”) where, as a partner in its Transaction Services group, he advised clients on mergers and acquisitions, joint ventures and related transactions and financings. While at PwC, Mr. Asadorian advised Barr Pharmaceuticals, a publicly traded specialty pharmaceutical company, on its acquisition of PLIVA, a publicly traded pharmaceutical company, and, after its acquisition, Mr. Asadorian joined Barr as Senior Vice President and Chief Financial Officer of the PLIVA subsidiary from 2007 to 2009. In that role, Mr. Asadorian oversaw a global finance team and was responsible for Barr’s ex-US financial operations, until its acquisition by Teva Pharmaceuticals. Mr. Asadorian holds a Bachelor of Science in Business Administration degree from Xavier University and a Master of Business Administration degree from the University of Manchester (U.K.).

In connection with the appointment, Mr. Asadorian executed an offer letter, which provides that he will be employed by the Company on an “at will” basis and will receive, among other things: an initial annual base salary of $400,000; an annual cash bonus targeted at 30% of Mr. Asadorian’s base salary (pro-rated for 2017), with actual bonus payments based on the achievement of corporate performance and individual performance objectives, as determined by the Compensation Committee of the Board of Directors; and eligibility to participate in the Company’s Amended and Restated Severance Benefit Plan.

In connection with the offer letter, the Company also intends to request that the Compensation Committee of the Board of Directors approve that Mr. Asadorian be awarded on the Start Date an option under the Company’s 2011 Equity Incentive Plan to purchase 220,000 shares of the Company’s common stock with an exercise price to be equal to the closing sales price of the Company’s common stock on the Start Date as reported by Nasdaq, and vesting as follows: 25% of the shares to vest on the first anniversary of the Start Date and then 1/48th of the shares vesting on each of the 36 months thereafter, in all cases subject to Mr. Asadorian’s continuous service.

The foregoing description of Mr. Asadorian’s employment terms is qualified in its entirety by reference to the full text of his offer letter, a copy of which is filed as Exhibit 10.1 attached hereto, and the terms of which are incorporated by reference herein.

A copy of the Company’s press release announcing the appointment of Mr. Asadorian is attached hereto as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description

10.1+	Offer Letter dated July 18, 2017 with Raffi Asadorian

99.1	Press Release dated July 19, 2017.

+ Indicates management contract or compensatory plan.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2017	ACELRX PHARMACEUTICALS, INC.

	By:	/s/ Jane Wright-Mitchell
Jane Wright-Mitchell Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1+	Offer Letter dated July 18, 2017 with Raffi Asadorian

99.1	Press Release dated July 19, 2017.

+ Indicates management contract or compensatory plan.